EXHIBIT 1
                                                                       ---------




October 31, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:     MCY.com, Inc.



We were previously the independent auditors for MCY.com, Inc. In our reports dated April 3, 2001 and January 21, 2000 (except for Note L, as to which the date is March 9, 2000) we reported on the consolidated financial statements of MCY.com, Inc. as of December 31, 2000 and December 31, 1999 and for each of the periods then ended. On October 24, 2001, we were terminated as the Company's independent auditor. We have read the statements included under Item 4 of Form 8-K dated October 31, 2001 of MCY.com, Inc. and we agree with such statements insofar as they concern our firm.


Very truly yours,


/S/ Richard A. Eisner & Company, LLP
    RICHARD A. EISNER & COMPANY, LLP

    New York, New York